Exhibit 10.1

ADOBE MANAGEMENT TEAM ANNUAL INCENTIVE PLAN

(FY 2006)

OBJECTIVES:

1)              Drive revenue growth and accountability

2)              Drive execution of operating plan and strategic objectives

3)              Motivate and inspire employees to contribute at peak performance

ELIGIBILITY:    Members of the Management Team who are employed by Adobe (full time or part time) during the full eligibility period (fiscal year) are eligible for the Management Team Annual Incentive Plan.  If hired prior to the fourth quarter, employee is eligible for a prorated annual bonus. If hired in the fourth quarter, employee is not eligible for bonus.

INCENTIVE TARGET:  Incentive target stated as a percentage of annual base salary.

PAYMENT SCHEDULE:  Annual incentive bonus target paid on annual basis approx 45-60 days from the end of the fiscal year.

MANAGEMEMENT TEAM – Bonus Components

The Corporate Results threshold must be achieved before bonus is paid.  Subsequently, management team members are measured on achievement against revenue and individual targets.

Corporate Target is driven by the corporate operating profit and revenue plan (Corporate Results).

•                  Minimum payment (50%) requires a threshold achievement of 90% revenue to plan & 90% operating profit to plan

•                  Upside payment potential to 200%

Individual Target is based on achievement of goals tied to the corporate operating plan and strategic objectives (Individual Results).

•                  50% of bonus is weighted on individual results and tied to Corporate Results

Revenue Target is based on budget revenue numbers for the Company (Revenue Results).

•                  50% of bonus is comprised of revenue

•                  Minimum payment (50% ) requires threshold achievement of at least 90% of revenue to plan

•                  Upside payment potential to 200%

Bonus Formula if Company meets threshold:

Target x Corporate Results% x Individual Results% x Weight 50%
+
Target x Revenue Results% x Weight 50%
=
Bonus

Note: Members of the Management Team that are on a sales commission plan will not be subject to this Plan.

Participation in the Plan is at the discretion of Company management.  The Company reserves the right to make changes to the Plan at any time.  The compensation committee of the Board of Directors may alter the incentive payout based on achievement of publicly announced targets, product milestones, strategic goals, cross functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate.